UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2021

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-37496	35-2423994
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,	Boston,	Massachusetts	02114
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.
On March 10, 2021, Rapid7, Inc. (the “Company”) hosted a virtual Investor Day event, where members of the Company’s senior management presented to attendees regarding the Company's business and long-term strategy, which was webcast live on the Company's website. A copy of the materials used during the presentation is furnished as Exhibit 99.1 to this Current Report. The materials and a webcast replay of the presentation may be accessed at "Events and Presentations" section of the Company's investor relations website at https://investors.rapid7.com.

The information set forth in this Item 7.01, including the presentation slides attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(i)Exhibits

Exhibit No.	Description

99.1	Rapid7, Inc. Investor Day Presentation dated March 10, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: March 10, 2021	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer